UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 22, 2014

Islet Sciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34048	87-0531751
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

8601 Six Forks Rd., Suite 400
Raleigh, North Carolina 27615

(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  [Missing Graphic Reference](919) 480-1518

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Effective May 22, 2014, Mr. Richard Egan resigned as the Chief Financial Officer of Islet Sciences, Inc., a Nevada corporation (the “Company”). Resignation of Mr. Egan was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective May 22, 2014, Mr. Steven Delmar was appointed the Chief Financial Officer of the Company.

Mr. Delmar will be compensated as follows:

1. annual salary of $100,000;

2. grant of options to purchase 300,000 share of common stock vesting over four years in equal installments;

3. full health insurance benefits.

Set forth below is a brief biography of Mr. Delmar.

Mr. Delmar, age 58, brings more than 35 years of financial and operational executive leadership experience to the company, serving most recently as Director of Business Operations at Computer Sciences Corporation (CSC).  Prior to his role at CSC, Mr. Delmar served as Chief Financial Officer of Integrity Management Consulting, a provider of major systems acquisition and program management support services to government agencies.  He also served as Senior Vice President and Chief Financial Officer of ACE*COMM Corporation, a publicly held telecommunications company where he successfully completed multiple acquisitions and  facilitated the sale of the company to a private equity investor.   Mr. Delmar spent 22 years at Microlog Corporation, a publicly held internet software and services telecommunications company, including 15 years as an executive officer, serving most recently as Chief Financial Officer. While at Microlog, Steve successfully led the initial public offering and secondary offerings as well as multiple acquisitions. Steve earned a Bachelor of Science in Accounting from Clemson University and is a Certified Public Accountant and member of the AICPA.

On May 22, 2014, the Board of Directors approved the following compensation for Mr. James Green, the Company’s Chief Executive Officer, and Mr. William Wilkison, the Company’s Chief Operating Officer:

1. combined annual salary budget of $300,000 payable monthly pro rata (up to $25,000 per month) to be divided between Messrs. Green and Wilkison at the discretion of the CEO; the salary budget will be increased to $500,000 upon raising of additional capital by the Company and approval by the Board of a respective corporate budget;

2. full health insurance benefits.

The Board also approved the payment to each of Messrs. Green and Wilkison of 50% of their bonus accrued through the end of April 2014 at a rate of $12,500 per month.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Islet Sciences, Inc.

Dated: May 29, 2014	By:	/s/ James Green
Name: James Green
Title: Chief Executive Officer